SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 11, 2003



                                   AT&T CORP.
               (Exact Name of Registrant as Specified in Charter)

                                    New York

                 (State or Other Jurisdiction of Incorporation)

                1-1105                                 13-4924710
        (Commission File Number)           (IRS Employer Identification No.)


                    One AT&T Way
               Bedminster, New Jersey                    07921
           (Address of Principal Executive             (Zip Code)
                      Offices)


       Registrant's telephone number, including area code: (908) 221-2000


                                 Not Applicable

          (Former Name or Former Address, If Changed Since Last Report)

         A New York              Commission File          I.R.S. Employer
         Corporation               No. 1-1105             No. 13-4924710

ITEM 5.  Other Events

What are we disclosing?

On December 11, 2003, our Chairman and Chief Executive Officer, David W. Dorman, made the following statements at the Credit Suisse First Boston Media and Telecom Week Conference in New York City:

It's important to note that we have gone through a major transformation and we continue to make great progress in transforming our cost structure, and we've been able to drive out cost through head count reductions as we've automated processes. We had previously said that we would reduce our head count by ten percent by year end 2003. We're updating that today. We'll actually achieve a 12 percent reduction in head count year over year.

We have made great progress in cost of services and SG&A, and we've more than kept pace with the declining revenue that we've seen largely from price compression between third quarter of '03 and third quarter of '02. In fact, the total costs of services and SG&A has declined by a billion dollars in those two categories on an annualized basis. On the other hand, access cost and depreciation for business services and I'm talking about just business services here, have increased year over year in absolute dollars and as a percent of business revenue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  AT&T CORP.



                                  /s/  Robert S. Feit
                                  ----------------------------------
                                  By:  Robert S. Feit
                                       Vice President - Law and Secretary


December 17, 2003